UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On April 29, 2020, Lyft, Inc. (the “Company”) committed to a plan of termination as part of the Company’s efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on the Company’s business. The plan of termination involves the termination of approximately 982 employees, representing 17% of the Company’s employees. In connection with the plan of termination, the Company estimates that it will incur approximately $28 million to $36 million of restructuring and related charges primarily related to employee severance and benefits costs, the majority of which the Company expects to incur in the second quarter of 2020. As part of the one-time restructuring charges for this plan of termination, in the second quarter of 2020 the Company expects to record a stock-based compensation charge and corresponding payroll tax expense related to equity compensation for employees who were terminated and a restructuring charge related to the shutdown of certain facilities. The Company cannot reasonably estimate these charges at this time since they depend in part on the Company’s future stock price, and the Company will file an amendment to this 8-K to disclose these additional charges.

Separately, as part of its cost reductions in light of the COVID-19 pandemic, the Company has furloughed approximately 288 employees and has implemented reductions in base salary for exempt employees for a twelve week period beginning in May 2020, consisting of a 30% reduction for executive leadership, 20% for vice presidents and 10% for all other exempt employees. Members of the Company’s board of directors have voluntarily agreed to forego 30% of their cash compensation for the second quarter of 2020.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s future financial and operating performance, including the effect of the COVID-19 pandemic on the Company’s business; the Company’s efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic; and the Company’s expected costs related to restructuring and related charges, including the timing of such charges. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic, including business and government responses thereto, on its business, operations and the trading price of its Class A common stock and risks regarding its ability to forecast its performance due to the COVID-19 pandemic. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 that will be subsequently filed, and additional risks related to the COVID-19 pandemic, including the related public health measures taken in response thereto and the burgeoning effect of the COVID-19 pandemic on the Company’s business, results of operations and ability to forecast its performance. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: April 29, 2020	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer